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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Bacou USA, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-3 of Bacou USA, Inc. of our report dated February 17, 1998, except as to notes 2(b) and 7(b) which are as of February 27, 1998, relating to the consolidated balance sheets of Bacou USA, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended December 31, 1997 and 1996, for the five months ended December 31, 1995, and for the fiscal year ended July 31, 1995, and our report on the related financial statement schedule dated February 17, 1998, which reports appear in the December 31, 1997 annual report on Form 10-K of Bacou USA, Inc.

We consent to the reference to our firm under the headings "Selected Consolidated Historical and Pro Forma Financial Information," and "Experts" in this Registration Statement on Form S-3.

                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------------
                                            KPMG Peat Marwick LLP

Providence, Rhode Island


August 21, 1998